Exhibit 99.1

1 HD Supply Proprietary and Confidential November 12, 2014 Robert W. Baird & Co. 2014 Industrial Conference

2 HD Supply Proprietary and Confidential Disclaimers Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented herein is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this presentation. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our filings with the U.S. Securities & Exchange Commission’s (the “SEC”), including our annual report on Form 10-K, as amended, for the year ended February 2, 2014, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this presentation, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Non-GAAP Financial Measures HD Supply supplements its reporting net income (loss) with non-GAAP measurements, including Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. Additional information regarding Adjusted EBITDA referred to in this presentation is included at the end of this presentation under “Reconciliation of Non-GAAP Measures.”

Company Overview

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- **$8.8 Billion** of **LTM Q2 '14 Sales;**
  $828 Million of **LTM Q2 '14 Adjusted EBITDA (9% of Sales)**
  - **17 Consecutive Quarters** of Year-Over-Year Sales **Growth** as of Q2'14
- **Leading Industrial Distributor** With **#1 Positions**[1] in **Large**, **Fragmented Markets**
- **Specialized Business Units Providing Diversity** in **Products**, **Customers**, and **Vendor** Relationships
  - **~1 Million SKUs**
  - **~500,000 Customers**
- **Scale**, **National Presence** and **Local Market Expertise Drive Competitive Advantage**
  - **~650 Locations**, **48 U.S. States** and **7 Canadian Provinces**[2]
  - Combination of **Distribution Center** and **Branch Based** Operating Models
- **Talent** with **Deep**, **Relevant Experience Driving Speed** and **Precision**

National Footprint



HD Supply Site
THE BAHAMAS

- HD Supply Operates a **Sourcing Office in China**

Sales by End Market[3]



Infrastructure and Other 31%
Non-Residential Construction 22%
$8.5B
Residential Construction 14%
Maintenance, Repair and Operations 33%

[1] *Management Estimates Based on Market Data and Industry Knowledge*
[2] *As of Q2 '14*
[3] *For 2013; Excludes Canada*

Leading Industrial Distributor Specializing in MRO, Infrastructure and Construction

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3

HD Supply **Proprietary** and **Confidential**

4 HD Supply Proprietary and Confidential Leading Industrial Distributor Specializing in MRO, Infrastructure and Construction Business Overview “Maintenance, Repair and Operations” “Infrastructure” “Specialty Construction” Selected Product Examples . Maintenance Professional of: - Multifamily Residential Properties - Hotels and Lodging Facilities - Senior Care Facilities . Underground Utility Contractors . Municipalities . Supply Chain Leader for Municipal, Co-Op and Investor Owned Utilities . Professional Contractors . Professional Contractors in Non-Residential and Residential Construction “Face of the Customer” LTM 2Q ’14 Sales $2.4B ($ in billions) $2.3B $1.9B $1.4B (Adj. EBITDA%) (19%) (8%) (4%) (7%)

5 HD Supply Proprietary and Confidential Historical Financial Performance Strong Growth, Operating Leverage ($ in millions) 1 Sales and Adj. EBITDA Growth Excludes the Impact of the 53rd Week in 2012 and Crown Bolt Contract Amendment Adj. EBITDA Sales GM % Adj. EBITDA %1 YOY %1 YOY %1 ’09A 28.1% $342M 5.5% $6,231 n/a n/a ’10A 28.6% $410M 6.4% $6,359 20% 2% 28.7% ’11A $508M 7.3% $6,933 24% 9% ’12A 28.9% $685M 8.6% $7,943 32% 12% ’13A 29.1% $764M 9.0% $8,487 21% 9% 22% CAGR LTM Q2 ’14 29.2% $828M 9.4% $8,810 18% 7% Adj. EBITDA

6 HD Supply Proprietary and Confidential Investment Themes . Trusted Local Execution, Market and Product Knowledge, Customer Relationships Based on Reliability of Service, and Supplier Alignment Based on Performance . #1 Positions with ~7% Share in Estimated ~$115 Billion Fragmented Market . MRO, Infrastructure and Construction End Market Exposure with Sequential, Overlapping Growth . Strategic High Return Growth Investments Which We Believe Will Deliver Growth in Excess of Estimated Market Growth . Focused on Getting Better and Faster Through Team Work, Process Excellence and Trusted Relationships Leading Industrial Distributor Specializing in MRO, Infrastructure and Construction

HD Supply Proprietary and Confidential Appendix

Reconciliation of Non-GAAP Measures: Net Income to Adj EBITDA

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($ in millions)

	Fiscal Year Ended					LTM Ended
	January 31, 2010	January 30, 2011	January 29, 2012	February 3, 2013	February 2, 2014	August 3, 2014
Net income (loss)	**$(514)**	**$(619)**	**$(543)**	**$(1,179)**	**$(218)**	**$21**
Less: Income (loss) from discontinued operations, net of tax	(33)	(5)	19	18	(9)	(18)
Income (loss) from continuing operations	(481)	(614)	(562)	(1,197)	(209)	39
Interest expense	602	623	639	658	528	468
Provision (benefit) for income taxes	(198)	28	79	4	62	30
Depreciation and amortization(i)	364	343	328	339	245	253
Other (income) expense, net(ii)	(8)	(5)	—	—	—	1
Loss (gain) on extinguishment and modificationof debt(iii)	(200)	5	—	709	87	2
Goodwill and other intangible asset impairment(iv)	219	—	—	152	—	—
Restructuring charge(v)	21	8	—	—	12	19
Stock-based compensation(vi)	18	17	20	16	16	17
Management fee & related expenses paid to Equity Sponsors(vii)	5	5	5	5	2	—
Costs related to initial public offering (viii)	—	—	—	—	20	—
Other	—	—	(1)	(1)	1	(1)
Adjusted EBITDA	**$342**	**$410**	**$508**	**$685**	**$764**	**$828**

(i)Depreciation and amortization includes amounts recorded within Cost of sales.
(ii)Represents the (gains)/losses associated with the changes in fair value of interest rate swap contracts not accounted for under hedge accounting and other non-operating (income)/expense.
(iii)Represents the loss/(gain) on extinguishment and modification of debt including the premium/(discount) paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets associated with such debt.
(iv)Represents the non-cash impairment charge of goodwill and an intangible asset recognized in accordance with Accounting Standards Codification 350, Intangibles—Goodwill and Other.
(v)Represents the costs incurred for employee reductions and branch closures or consolidations. These costs include occupancy costs, severance, and other costs incurred to exit a location.
(vi)Represents the stock-based compensation costs for stock options and restricted stock.
(vii)HD Supply entered into consulting agreements with the Equity Sponsors whereby HD Supply paid the Equity Sponsors a $4.5 million annual aggregate management fee and related expenses. These consulting agreements were terminated in conjunction with HD Supply's initial public offering in the second quarter of fiscal 2013.
(viii)Represents the costs expensed in connection with HD Supply's initial public offering, including approximately $18 million paid to the Equity Sponsors for termination of the consulting agreements.

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HD Supply **Proprietary** and **Confidential**